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                                                                  Exhibit 10.15


                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (the "Agreement") dated as of February 12, 1998, by and among JET AVIATION TRADING, INC., a Florida corporation ("Jet" or the "Purchaser"), PASCO International Aviation Corp., a Florida corporation ("PASCO Florida"), PASCO International Aviation Corporation Limited, a Hong Kong corporation ("PASCO HK"), PASCO Financial Services Limited, a Hong Kong corporation ("Financial") and Aero-Link Flight Systems Limited, a Hong Kong corporation ("Aero"), (PASCO Florida, PASCO HK, Financial an Aero are sometimes hereinafter referred to collectively as the "Companies" or singly as the "Company"), and Sheng Kuang Chiang, a/k/a Simon Chiang and Bing Ju Chiang, a/k/a Ann Chiang (collectively or individually, the "Seller").

         WHEREAS, the Companies are engaged in various aspects of the aviation parts and repair business, including, but not limited to, PASCO Florida's participation in a joint venture know as Shenyang northern Aircraft Maintenance and Engineering Co., Ltd. (the "Joint Venture") (the "Business").

         WHEREAS, the Seller owns the issued and outstanding shares of capital stock of the Company as set forth on Schedule A (the "Stock"),

         WHEREAS, Jet desires to purchase and acquire from the Seller, and the Seller desires to sell, transfer and deliver to Jet the Stock upon the terms and subject to the conditions set forth herein;

         WHEREAS, upon the closing of the transaction contemplated by this Agreement, the Companies shall be and become subsidiaries of Jet; and

         WHEREAS, the parties intend the transaction to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, as amended, and all parties have agreed to use their best efforts to accomplish this result.

         NOW THEREFORE, for an in consideration of the mutual benefits to be derived hereby and the premises, representations, warranties, covenants and agreements herein contained, Jet, the Companies and the Seller hereby agree, intending to be legally bound, as follows:

                                   ARTICLE 1.

         1.1. Purchase and Sale of Capital Stock. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer and deliver to the Purchaser, and the Purchaser agrees to purchase, acquire and accept delivery from Seller of the Stock, owned or held by Seller.


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                                   ARTICLE 2.

         2.1. Purchase Price. Upon the sale, transfer and delivery to the Purchaser by the Seller of the Stock at the Closing (as much term is defined in Section 8.1 hereof), and in consideration therefor, Jet shall deliver to the Seller certificates evidencing 150,000 shares of Common Stock, par value $.001 per share, of Jet (the "Jet Stock").

         2.2. Jet Stock. The Purchaser shall issue the Jet Stock to the seller as set forth in Schedule 2.2 subject to the conditions and restrictions set forth in the Section 2.2.

                  (a)      Restrictions on Transfer.

                           (i) The Seller shall not transfer any shares of the
Jet Stock at any time that such transfer would constitute a violation of any federal or state securities (or "blue sky")laws, rules or regulations (collectively, "Securities Laws") or a breach of the conditions to any exemption from registration of the Jet Stock under any such Securities Laws, or a breach of any undertaking or agreement of the Seller entered into with jet pursuant to such Securities Laws or in connection with obtaining an exemption thereunder, and Jet shall not transfer upon its books any shares of Jet Stock unless prior thereto Jet shall have received an opinion of counsel to the Seller, in form and substance satisfactory to Jet, of counsel, reasonably satisfactory to Jet, that such transfer is in compliance with the Securities Laws.

                           (ii) For purposes of this Agreement (and the
restrictions set forth in this Section 2.2), the term "Jet Stock" shall mean and include (i) the shares of Jet Stock issued, granted, conveyed and delivered to the Seller pursuant to Section 2.1 hereof (the "Primary Shares"), and (ii) any and all other additional shares of capital stock of Jet issued or delivered by Jet with respect to the shares of Jet Stock described in clause (i) hereof, including without limitation any shares of capital stock of Jet issued or delivered with respect to such shares as a result of any stock split, stock dividend, stock distribution, recapitalization or similar transaction (the "Additional Shares").

                           (iii) Representations. The Seller understands that,
in connection with the issuance of the Jet Stock, Jet is relying upon the representation and warranties being made by the Seller to Jet in Section 3.23 hereof.

                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                 AND THE SELLER

         The Seller and the Companies jointly and severally, make the following representations and warranties to the Purchaser, each of which shall be deemed material and the Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and
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         3.1.     Organization Qualification, etc.

                  (a) The Companies are corporations duly organized, validly existing and in good standing under the laws of the state of Florida and Hong Kong with full corporate power and authority to carry on their business as it is now being conducted, and to own, operate and lease their properties and assets.
                  (b) The Companies are duly qualified or licensed to do business and are in good standing in the jurisdictions set forth on Schedule 3.1 attached hereto, those being every jurisdiction in which conduct of each Company's business, the ownership or lease of each of their properties, or the transactions contemplated by this Agreement, require each to be so qualified, registered or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect (as defined in Section 10.3).

                  (c) True, complete and correct copies of each of the Company's articles of incorporation and by-laws, as presently in effect, are attached hereto as Exhibit 3.1.

         3.2. Subsidiaries. Other than Aero-Link Flight Systems, Inc. (a Florida corporation), a subsidiary of Aero, and the Joint Venture, the Companies have no Subsidiaries (as defined in Section 10.3) nor any investment or other interest in any Person (as defined in Section 10.3).

         3.3. Capital Stock. As of the date hereof, the authorized capital stock of each Company is as set forth in Schedule 3.3. All of the issued and outstanding common stock of each Company is as set forth in Schedule 3.3.

         3.4. Corporate Record Books. The corporate minute books of each Company have been made available to the Purchaser, are complete and correct and contain all of the proceedings of the shareholders and directs of each Company.

         3.5. Title to Stock. All of the shares of Stock are, and immediately prior to the transfer to Purchaser at the Closing will be, owned by the Seller, and duly authorized, validly issued and fully paid, nonassessable, and are free of all Liens (as defined in Section 10.3). Upon delivery of the purchase price to the seller at the Closing, Seller will convey, and the Purchaser will own and hold, good and marketable title to the Stock free and clear of all Liens or contractual restrictions or limitations whatsoever.

         3.6. Option and Rights. There are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which any Company bound or obligated to issue any additional shares of its capital stock or rights to purchase shares of its capital stock. There are no agreements, arrangements or understandings between the Seller and/or any Company and any other Person (as defined in Section 10.3) regarding the shares of capital stock of any Company (or the transfer, disposition, holding or voting thereof). The Seller does not have, or hereby waives, any preemptive or other right to acquire shares of capital stock of any Company that the Seller has or may have had on the date hereof.

         3.7. Authorization, Etc. Each Company has full power and authority and the Seller has

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full capacity to enter into this Agreement and the agreements and documents contemplated hereby and perform its or their respective obligations hereunder the thereunder. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of each Company and no other have been duly authorized by the Board of Directors and shareholders of each Company and no other corporate proceedings on their part are necessary to authorize this Agreement and the transactions contemplated hereby. The Seller is entering into this Agreement on the Seller's own volition, free from any undue influence or coercion. Upon execution and delivery of this Agreement by the parties hereto this Agreement and all other agreements contemplated hereby shall constitute the legal, valid and binding obligation of each Company and the Seller, enforceable against each such party in accordance with their respective terms.

         3.8. No Volition. The execution and delivery by each Company and the Seller of this Agreement, and any and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by each Company and the Seller do not and will not, except as set forth on Schedule 3.8 attached hereto, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the capital stock or assets of any Company pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or Authority (as defined in Section 10.3) pursuant to, the articles of incorporation or by-laws of each Company or any Regulation (as defined in Section 10.3), Order (as defined in Section 10.3) or Contract (as defined in Section 10.3)to which each Company or the Seller is subject. each Company and the Seller will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this agreement and the transactions contemplated hereby.

         3.9. Financial Statements. Attached as Schedule 3.9 hereto are the following financial statement of each Company for the year ended December 31, 1997 and for the period ended February 11, 1998. The Financial Statements are true and correct as to the respective dates thereof.

         3.10. Accrued Liabilities Accounts Receivable. Schedule 3.10(a) set forth complete list of each of the Company's accounts payable and accrued liabilities as of February 11, 1998. The accounts receivable of each Company as of February 11, 1998 are reflected on Schedule 3.10(d) attached hereto.

         3.11. Employees; Independent Contractors. Each Company has delivered to Jet an accurate list (which is set forth on Schedule 3.11) showing all officers, directors and key employees of each Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each such person (i) as of February 11, 1998 (the "Employment Date"). The Company has provided to Jet true, complete and correct copies of any employment agreements for persons listed on Schedule 3.11. Since the Employment Date, there have been no


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increases in the compensation payable or any special bonuses to any officer, director, key employees or other employee, except ordinary salary increases implemented on a basis consistent with past practices, except as set forth on
Schedule 3.11. Except as set forth on Schedule 3.11, the Seller is not related by blood or marriage to, or otherwise affiliated with, any person listed in
Schedule 3.11.

         3.12. Absence of Certain Changes. Except as otherwise disclosed on
Schedule 3.12, since December 31, 1997, there has not been (a) any Material Adverse change (as defined in Section 13.3) in the business, financial condition, revenues, expenses, accounts receivable, accounts payable ro not, having a Material Adverse Effect, with regard to each Company's properties and business; (c) any payment by any Company to, any Company's insurance carrier, if any, in connection with any amounts or liabilities under health insurance covering employees of any Company; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of any Company's capital stock, or any redemption or other acquisition of such capital stock by any Company; (e) any increase in the rate of compensation or in the benefits payable or to become payable by any Company to its directors, officers, employees or consultants; (f) any amendment, modification or termination of any existing, or entering into any new, Contract or plan relating to any salary, bonus, insurance, pension, health or other employee Company; (g) any entry into any material Contract not in the ordinary course of business, including without limitation relating to any borrowing ro capital expenditure;
(h) any disposition by any Company of any material asset.

         3.13.    Contracts.

                  (a) Each Company has listed on Schedule 3.13(a) all written or oral contracts, commitments and similar agreements over $1,000 to which each Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant suppliers, customers, joint venture or partnership agreements, contract s with any labor organizations and strategic alliances), in existence as of February 12, 1998, including Contracts, with Affiliates and had delivered true, complete and correct copies of such agreements to Jet.

                  (b) Except as set forth on Schedule 3.8, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

                  (c) Each Company has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach or nor in receipt of any claim of default or breach under any Contract listed on Schedule 3.13(a); no event has occurred which the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which each Company is subject (including without limitation all performance bonds, warranty obligations or otherwise); each Company does not have any present expectation or intention of not fully performing all such obligations; each Company does not have any knowledge of any breach or anticipated breach by the other parties to any such Contract to which is a party.


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         3.14. True and Complete Copies. Copies of all Contracts and documents delivered and to be delivered hereunder by the Seller or each Company are and will be true and complete copies of such agreements, contracts and documents.

         3.15.    Title and Relating Mattes.

                  (a) Each Company has good and marketable title to all of the properties and assets reflected in the balance sheet included in the Financial Statements or acquired after the date thereof and for properties sold or otherwise disposed of since the date thereof in the ordinary course of business, free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, or otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole, or (iii) as reflected in the balance sheet included in the Financial Statements.

                  (b) There has not been since December 31, 1997, any sale, lease, or any other disposition or distribution by the Company of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary course of business or otherwise consented by the Purchaser. After the Closing, each Company, as a subsidiary of the Purchaser, will own, or have the unrestricted right to use, all properties and assets that are currently used in the connection with the business of the Company, except for accounts receivable existing as of the Closing Date and set forth on
Schedule 3.15(b).

                  (c) Schedule 3.15(c) attached hereto sets forth a description of all real and personal property owned or leased by each Company.

         3.16. Litigation. Except as set forth on Schedule 3.16, there is not Claim (as defined in Section 13.3) pending or, to the best knowledge of the Seller and each Company, threatened against the Seller or any Company which, if adversely determined, would have a Material Adverse Effect on any Company. Nor is there any Order outstanding against the Seller or any Company having, or which, insofar as can reasonably be foreseen, in the future may have, a Material adverse Effect on any Company.

         3.17. Tax Matters.

                  (a) Each Company has filed all federal, state and local tax reports, returns, information returns and other documents (collectively, the"Tax Returns") required to be filed with any federal, state, local, foreign or other taxing authorities (each a "Taxing Authority", collectively, the "Taxing Authorities") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") and in accordance with all tax sharing agreements to which the Seller or the Company may be a party. Al Taxes required or anticipated to be paid for all periods prior to and including the Closing Date have been or will be paid, including any of each Company's Taxes that may be due or claimed to be due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by each Company have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Company except for liens for Taxes not yet due and payable. Neither the Seller nor any Company has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is correct and in compliance with the Code.

                  (b) No audit of any Company or any Company's Tax Returns by any Taxing Authority is currently pending or threatened, and no issue have been raised by any Taxing Authority Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to any Company which reasonably could be expected to result in a proposed deficiency for any other period no so examined, and there are no unresolved issues or operation s of each Company on the Tax Returns filed by or on behalf of each Company for all taxable years (including the supporting schedules filed therein), available copies of which have been suppled to the Purchase, state accurately the information requested with respect to the Company and such information was derived from the books, and records of the Company.

                  (c) The Seller shall cause each Company to file all Tax Returns and reports with respect to Taxes which are required to be filed for Tax periods ending on or before the Closing Date (a "Pre-Closing Tax Return"), and the Seller shall pay all Taxes due in respect of such Pre-closing Tax Returns to the appropriate Taxing Authority; and the Seller shall pay all costs associated with the preparation thereof.

                  (d) PASCO Florida has had in effect at all times since its formations through the date hereof (an d will have through the Closing Date) a valid election to be taxed under Subchapter S of the Code. Set forth as Exhibit
3.17 attached hereto are genuine copies of Subchapter S elections filed by PASCO Florida.

         3.18. Compliance with Law and Applicable Government and other Regulations. Each Company is presently complying in respect of its operations, equipment, practices, real property, plants laboratories, structures, and other property, and all other aspects of its business and operations, with all applicable Regulations and Orders, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupations safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the best knowledge of Seller are there any Claims threatened, nor has the Seller received any written notice, regarding any violations or any Regulations and Orders enforced by any Authority claiming jurisdiction over Company, including any requirement of OSHA or any pollution and environmental control agency (including air and water)

                  (a) Schedule 3.18(a) attached hereto set forth all permits, licenses, provider number, orders, franchises, registrations and approvals (collectively, "Permits") from all Federal, state, local and foreign governmental regulatory bodies held by each Company. The Permits listed on
Schedule 3.18(a) are the only Permits that are required for each Company to conduct its business as presently conducted, except for those the absence of which would not have any Material Adverse Effect on the company. each such Permit is in full force and effect and, to the best of the knowledge of Seller, no suspension or cancellation of any such Permit is threatened and there is no basis of believing that such Permit will not be renewable upon expiration.

         3.19.    Intellectual Property.

                  (a) Except as set forth on Schedule 3.19, each Company has no trade name, service mark, patent, copyright or trademark related to its business. PASCO HK has previously assigned all right, title and interest to three trademarks. Copies of said assignments have been delivered to Purchaser.

                  (b) Each Company has the right to use Proprietary Right listed in Schedule 3.19, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all realty obligations and Liens. There are no Claims pending, or to the best knowledge of the Seller, threatened, against any Company or the Seller that each Company's use of any of the Proprietary Rights listed on Schedule 3.19 infringes the rights of any Person. The seller has no knowledge of any conflicting use of any such Proprietary Rights.

                  (c) The Company is not a party in any capacity to any franchise, license or realty agreement respecting any Proprietary Right and the is not conflict with the rights of others in respect to any Proprietary right now used in the conduct of its business.

         3.20. Banding Arrangement. Schedule 3.20 attached hereto sets forth the name of each bank in or with which each Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as set forth on Schedule 3.20, no Company has any liability or obligation relating to funds or money borrowed or loaned to any Company (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

         3.21. Insurance. Schedule 3.21 attached hereto sets forth a list of brief description, including dollar amounts of coverage, of all policies of property, fire, liability, business interruption, workers' compensation and other forms of insurance held by each Company as of the date hereof, as well as the schedule of Claims filed with each Company's current insurance carrier, including a


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history of such Claims and a description and estimated dollar amount of any unresolved Claims. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Neither any Company nor the Seller know of any state of facts, or of the occurrence of any event which might reasonably (a) form the basis for any claim against the Company not fully covered by insurance for liability on the account of any express or implied warranty or tortious omission or commission, or (b) result in material increase in insurance premiums of the Company.

         3.22. Consent. Schedule 3.22 attached hereto, sets forth a complete list of consents of governmental and other regularity agencies or authorities, foreign or domestic, required to be received by or the party of each Company and the Seller to enable each Company or the Seller to enter into and carry out this Agreement in all material respects. All such requisite consents have been, or prior to the Closing will have been, obtained.

         3.23. Investment Representations. In connection with this Agreement or any agreement or transaction contemplated hereby, the Seller hereby represents and warrants to Jet as follows:

                  (a) The Seller has been offered, and up to the Closing date and the time(s) of issuance of the Jet Stock shall be offered, the opportunity to ask questions of, and receive answers from, Jet, and the Seller has been given full and complete access to all available information and data relating to the business and assets of Jet which the Seller has deemed necessary in order to evaluate the opportunities both financial and otherwise, with respect to Jet and, except as set forth herein, have not relied on any representation, warranty and other statement concerning the Jet in their evaluation of the decision to consummate the transactions contemplated herein.

                  (b) The Seller understands that she must bear the economic risk of the Jet Stock for an indefinite period of time because, except as provided in this Agreement, (i) the Seller understand that Jet proposes to issue and deliver the shares of Jet Stock issuable in accordance with this Agreement, without compliance with the registration requirements of the Securities Act of 1933, as emended (the "Securities Act") or the securities laws of the state of Florida, that for such purpose Jet will rely upon the representations, warranties, covenants, agreements and certifications reasonably requested by Jet to be delivered by the Seller at such time(s) of issuance of reissuance of the Jet Stock; and that such noncompliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements are performed at and as of the time of issuance; (ii) the seller understands that, under existing rules of the Securities and exchange Commission (the "SEC"), there are substantial restrictions in the transferability of the shares of Jet Stock; the shares of Jet Stock may be transferred only if registered under the Securities Act or if an exemption from such registration is availably; Seller may not be able to utilize the provisions of Rule 144 promulgated by the SEC under the Securities Act with respect to the transfer of such shares; (iii) the Jet stock may not be sold, transferred, pledged, or otherwise disposed of (absent a registration statement covering such shares), without the consent of Jet and an opinion of counsel for or satisfactory to Jet that registration under the Securities Act or any applicable state securities law is not required; and (iv) Jet neither has an obligation to register a sale of the Jet Stock held by Seller nor has it agreed to do so in the future.

                  (c) The Seller is an "accredited investor", as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; the Seller, as of the dat of this Agreement, either (a) (either individually or jointly with the Seller's spouse) has a net worth in excess of $1,000,000; or
(b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Seller's spouse in excess of $300,000 in each of those years, and reasonably expects reaching the same income level in the current year.

                  (d) The Seller has relied upon advisors who are familiar with the type of risk inherent in the acquisition of securities such as the shares of Jet Stock and the Seller's financial position is such that the Seller can afford to retain the shares of Jet Stock for an indefinite period of time.

                  (e) The Seller received this agreement and first learned of the transactions contemplated hereby in Florida. The Company and the Seller executed and will execute all documents contemplated hereby in Florida, and intends that the laws of Florida govern this transaction. The Seller is a resident of Florida.

                  (f) The Seller is acquiring their shares of Jet Stock for their own account and not with a view to, or for sale in connection with, the distribution thereof with the meaning of the Securities Act. The Seller has no present plan, intention, commitment, binding agreement or arrangement to dispose of any share or Jet Stock.

                  (g) The seller understands that the certificates evidencing the share of Jet Stock with bear appropriate restrictive legends.

         3.24. Brokerage. Neither any Company nor Seller has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation any Company or the Seller, or from the Purchaser or its Affiliates, upon or as a result of the execution or this Agreement or the consummation of the transaction contemplated hereby.

         3.25. Improper and Other Payment. Except as set forth on Schedule 3.25 hereto, (a) neither any Company, any director, officer, employee thereof, nor, to the Seller's knowledge, any agent or representative of any Company nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority,
(b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate, and (c) no imposer foreign payment (as defined in the Foreign Corrupt Practices Act) has been made.

         3.26. Financial Condition at Closing. At and as of Closing, each Company shall have no liabilities, either contingent, accrued or absolute, which arose prior to the Closing, all such liabilities to be conveyed to Seller at Closing.

         3.27. Disclosure. Neither this Agreement nor any of the exhibits, attachment, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or any Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact necessary to make each statement contained herein or therein misleading.

                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         4.1. Corporate Organization, etc.. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Purchaser is duly qualified or licensed to do business is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the transactions contemplated by this Agreement, require ti to be so qualified or licensed and the failure to be so qualified or licensed would have a Material Adverse Effect on its business.

         4.2. Authorization. Etc. The Purchaser has full corporate power and authority to enter into this Agreement and all other agreements contemplated hereby to which Purchaser is a party, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby, and not other corporate proceedings on its part are necessary to authorize this agreement and the transactions contemplated hereby. Upon execution and delivery of this Agreement by the parties hereto this Agreement shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.


         4.3. No Violation. The execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of an compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a material breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Authority pursuant to, the certificate of incorporation or by-laws of the Purchaser, or any Regulation to which the Purchaser is subject, or any material Contract. The Purchaser will comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.4. Governmental Authority. The Purchaser has complied in all material respects with all applicable Regulations in connection with the execution, delivery and performance of this Agreement and the agreements and transactions contemplated hereby. The Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement and the agreements and transactions contemplated hereby.

         4.5. Issuance of Jet Stock. The shares of Jet Stock that are required to be issued by Jet to the Seller, in accordance with the terms and subject to the conditions set forth in this Agreement, shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable.

         4.6. Capitalization. As of the date hereof, the authorized capital stock of the Purchaser consists of 30,000,000 shares of common stock, par value $.001 per share, and 3,000,000 shares of preferred stock, par value $.10 per share, of which 2,996,500 shares of common stock are outstanding and no shares of preferred stock are outstanding.

         4.7. Financing Statements. The financial statements dated as of August 31, 1997 contained in Purchaser's Registration Statement on Form SB-2 and the financial statements for the quarter ended November 30, 1997 (previously delivered to Seller) fairly presented, in accordance with GAAP, the Purchaser's financial position and its results of operations as of and for the year ended August 31, 1997 and the three month period ended November 30, 1997 and the Purchaser has not experienced a Material Adverse Change in its financial condition since such date.

         4.8. Disclosure. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Companies or the Seller by or on behalf of the Purchaser with respect to the transactions contemplated hereby (including the Registration Statement on Form SB-2) contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading (as of the respective dates thereof, with respect to the Registration Statement on Form SB-2).

         4.9. Litigation. There is no material litigation pending or, to Purchaser's knowledge, threatened against the Purchaser as of the date hereof.

         4.10. No Brokers. The Purchaser has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Purchaser or from any Company or the Seller, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 5.

                                OTHER AGREEMENTS

         The parties hereto further agree as follows:

         5.1. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and made effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Purchaser shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Purchaser (or the Company, as appropriate), the title to any property or rights of Seller acquired or to be acquired by reason of, or as a result of, the acquisition, the Seller agrees that the Seller shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Company and otherwise to carry out the purpose of this Agreement.

         5.2. Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified is commenced, after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

         5.3. Public Announcements. Neither the Seller nor any Company nor any Affiliate, representative, employee or shareholder of either of such Persons, shall disclose any of the terms of this Agreement to any third party (other than the Purchaser's advisors and the Seller's advisors) without the other party's prior written consent unless required by any applicable law. The form, content and timing of any and all press releases, public announcements or publicity statements with respect to this Agreement or the transactions contemplated hereby shall be subject to the prior approval of the Purchaser. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

         5.4. Deliveries After Closing. From time to time after the Closing, at the Purchaser's request and without expense to any Company and without further consideration from the Purchaser or any Company, the Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser, and to put the Purchaser in possession of, any rights or property to be sold, conveyed, transferred or delivered hereunder.

         5.5. Non-Competition Covenant.

                  (a) As a material and valuable inducement for the Purchaser to enter into this Agreement, pay and deliver the Purchase Price consideration and consummate the transactions provided for herein, during the "Restricted Period" (as hereinafter defined) the Seller agrees, unless otherwise permitted by Jet in writing, that they shall not, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, shareholder,
owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any aviation parts and repair business in direct competition with those aspects of the business of Jet or any subsidiary or affiliate of Jet (collectively with Jet; the "Jet Entities" and each (including Jet), a "Jet Entity"), with which Seller has had any involvement, within the United States or within 100 miles of any other geographic area in which any Jet Entity conducts business, including any territory services by any Jet Entity (the "Restricted Territory");

                           (ii) solicit any person who is, at that time, or who
has been within one (1) year prior to that time, an employee of any Jet Entity for the purpose or with the intent of enticing such employee away from or out of the employ of any Jet Entity;

                           (iii) solicit any person or entity which is, at that
time, or which has been within one (1) years prior to that time, a customer or supplier of any Jet Entity for the purpose of soliciting or selling products or services in direct competition with those aspects of the business of any Company or Jet or any Jet Entity with which any Company or Seller have had any involvement, within the Restricted Territory; or

                           (iv) solicit any prospective acquisition candidate,
on any Company's or the Seller's own behalf or on behalf of any competitor or potential competitor, which candidate was, to the Seller's knowledge, either called upon by any Jet Entity or which Jet made an acquisition analysis, for the purpose of acquiring such entity. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Seller from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                  (b) As used in this Agreement, the term "Restricted Period" shall mean in the case of Bing Jun Chiang, five years and in the case of Simon Chiang shall mean the "Non-Compete Period" as defined in an Employment Agreement dated as of February 14, 1998, annexed hereto as Exhibit "6.5".

                  (c) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to Jet as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Jet fro which it would have no other adequate remedy, the Seller agrees that in the event of breach by the Seller of the foregoing covenant, Jet shall be entitled to specific performance of this provision and injunctive and other equitable relief. In any such action, the non-prevailing party will be responsible for the payment of court costs and reasonable attorneys' fees incurred by the other.

                  (d) It is agreed by the parties that the foregoing covenants in this Section 5.5 impose a reasonable restraint on the Seller in light of the activities and business of the Jet Entities on the date of the execution of this Agreement and the current plans of the Jet Entities; but it is also the intent of Jet and the Seller that such covenants be construed and enforced in accordance with the changing activities, business and locations of the jet Entities, whether before or after the date of termination of the employment of the Seller. For example, if, during the Restricted Period, a Jet Entity engages in new and different aviation parts or repair activities or establishes new locations for its current activities or business in addition to its existing activities or business and Seller is involved with Jet in providing such new services or products, then Seller will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new aviation business within 100 miles of its then- established operating location(s) through the Restricted Period.

                  (e) The covenants in this Section 5.5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

                  (f) All of the covenants in this Section 5.5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Seller against Jet, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Jet of such covenants. Further, this Section 5.5 shall survive the Closing and the termination of the Seller's employment with a Jet Entity. It is specifically agreed that the Restricted Period, during which the agreements and covenants of the Seller made in this Section 5.5 shall be effective, shall be computed by excluding from such computation any time during which the Seller is in violation of any provision of this Section 5.5.


         5.6. Joint Venture Participation. Seller shall retain a 22% interest in distributions received by PASCO Florida from the Joint Venture after PASCO Florida shall have been repaid its then outstanding capital investment of up to $1 million. Seller shall be paid within ten days after receipt of such funds by PASCO Florida. In the event that the Joint Venture requires more than $1 million in capital from PASCO Florida, Seller shall be given the right to contribute 22% of such additional capital in a manner to be agreed upon by the parties. If Seller chooses not to make such capital contribution, and if PASCO Florida does, Seller's interest in the distributions shall be reduced proportionately. Conversely, if PASCO Florida chooses not to make such capital contribution, and if Seller makes such contribution, Seller's interest in the distributions shall be increased proportionately.

         5.7. Reimbursement. Jet guarantees payment of the liability in the amount of $108,332.32, presently due to Seller by PASCO HK for contribution to the Joint Venture. Such payment shall be made by PASCO HK to the Seller on or before November 1, 1998.

                                   ARTICLE 6.

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Purchaser:

         6.1. No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         6.2. Third Party Consents. The Purchaser, the Seller and the Companies shall have obtained all consents, approvals, waivers or other authorizations with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, such that the Contracts and leases listed in Schedule 3.8 hereto shall remain in effect (without default, acceleration, termination, assignment, right of termination or assignment, payment, increase in rates or compensation payable, penalty, interest or other adverse effect) from and after the Closing Date as such contracts and leases operated and were in effect before the Closing Date. In this regard, the Purchaser shall be satisfied that the Joint Venture has been established, is operative and will remain effective upon Closing. With respect to the material Contracts of each Company for which notice of the transaction had been, or should have been, delivered to the other party thereto pursuant to
Section 5.3 hereof; (a) all such parties to such Contracts shall have been notified of the transactions contemplated hereby and (b) neither the Purchaser nor the Seller or each Company shall have received any notice of terminations or amendments of, or any indication from such party of their intent to terminate or amend, such contract, unless such amendment shall not adversely affect the Purchaser or the Seller.

         6.3. Regulatory Approvals. The Federal, State and foreign regulatory agencies or authorities listed in Schedule 6.3 thereto shall have approved the applications listed in such Schedule with respect to the change of control represented by the transactions contemplated by this Agreement, and such approval shall not impose financial obligations on the Purchaser that are objectionable to it.

         6.4. Opinion of Companies' Counsel. The Purchaser shall have received an opinion of counsel to the Seller and the Companies (which will be addressed to the Purchaser), dated the Closing Date, in the form of Exhibit 6.4 hereto.

         6.5. Employment Agreements. The Seller shall have terminated its existing employment agreements with the Company and shall have executed and delivered to the Purchaser an Employment Agreement with Jet in the form of
Exhibit 6.5.

         6.6. Delivery of the Company Share Certificates and Records. Seller shall have executed and delivered this Agreement, or a counterpart hereof, and shall have delivered at the Closing stock certificates representing all of the Stock duly endorsed for transfer to the Purchaser, together with stock powers duly executed in blank, and all minute books and stock transfer records of the Companies.

                                   ARTICLE 7.

                 CONDITIONS TO THE OBLIGATIONS OF THE COMPANIES
                                 AND THE SELLER

         Each and every obligation of the Companies and the Seller under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Companies and the Seller.

         7.1. No Injunction. No preliminary injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         7.2. Purchase Consideration. The Seller shall have received the consideration (in the form of Jet Stock) required to be delivered at Closing and to which the Seller is entitled pursuant to Section 2.1 hereof.

         7.3. Employment Agreements. Jet shall have executed and delivered to the Seller, an Employment Agreement between Jet and such party in the form of
Exhibit 6.5 attached hereto with respect to Seller.

         7.4. Opinion of Counsel. The Seller shall have received an opinion of counsel to the Purchaser, dated the Closing Date, in the form of Exhibit 7.4.

                                   ARTICLE 8.

                                     CLOSING

         8.1.     Closing Deliveries.  At the Closing,

                  (a) the Seller and each Company shall deliver or cause to be delivered to the Purchaser:

                           (i) a certificate or certificates evidencing all of
the Stock duly endorsed for transfer with all necessary transfer stamps affixed;

                           (ii) copies of all consents and approvals required
(including UCC termination
statements, releases of mortgages or other releases of Liens);

                           (iii) the Opinion of the Seller and each Company's
Counsel required by Section 6.4;

                           (iv) the Employment Agreements required by Section
6.5;

                           (v) a certificate, signed by the secretary of each
Company, as to the articles of incorporation and by-laws of each Company, the resolutions adopted by the board of directors and shareholders of each Company in connection with this Agreement, the incumbency of certain officers of each Company and the jurisdictions in which each Company is qualified to conduct business, in form acceptable to the Purchaser;

                           (vi) certificates issued by the appropriate
governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of each Company as of a date not more than 10 days prior to the Closing Date, as a corporation organized under the laws of the State of Florida and Hong Kong and as a foreign corporation authorized to do business under the laws of the various jurisdictions where it is so qualified; and

                           (vii) such other certified resolutions, documents and
certificates as are required to be delivered by the Seller or the Companies pursuant to the provisions of this Agreement.

                  (b) The Purchaser shall deliver to the Seller:

                           (i) the consideration (in the form of Jet Stock)
required to be paid or delivered to the Seller at Closing in accordance with
Section 2.1.

                           (ii) the Employment Agreement required by Section
6.5.

                           (iii) opinion of Purchaser's counsel required by
Section 6.4.

                           (iv) such other certified resolutions, documents and
certificates as are required to be delivered by the Purchaser pursuant to the provisions of this Agreement.

                                   ARTICLE 9.

                       SURVIVAL OF TERMS; INDEMNIFICATIONS

         9.1. Survival. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all representations and warranties shall survive and continue until:

                           (i) with respect to the representations and
warranties in Section 3.17 (tax matters) and 3.19 (ERISA matters) and 3.21 (environmental matters), until sixty (60) days following the expiration of the applicable statute of limitations;

                           (ii) with respect to the representations and
warranties in Section 3.3 (capitalization), 3.5 (title to stock), 3.6 (options and right on capital stock) and 3.15 (title and related matters), these representations shall survive and continue forever and without limitation; and

                           (iii) with respect to all other representations and
warranties, the date upon which Jet receives from its outside auditors the audited financial statements for Jet's fiscal year ending August 30, 1999 (the "1999 Audit Date"), except for representations, warranties and indemnities for which an indemnification Claim shall be pending as of the 1999 Audit Date, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

         9.2. Indemnification by the Companies and the Seller. Subject to this
Article IX, the Purchaser and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Seller at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Seller or any Company under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement;

                  (b) Any and all liabilities of each Company of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date, including, without limitation:

                           (i) All Tax liabilities of each Company, together
with any interest or penalties thereon or related thereto, through the Closing Date and any Tax liability of each Company arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of each Company payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                           (ii) All environmental liabilities relating to any of
the Company's properties, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, through the Closing date;

                  (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing;

                  (d) All other Claims of the Purchaser shall be resolved in accordance with Section 9.4.

         9.3 Indemnification by the Purchaser. Subject to this Article IX, each Company, the Seller and each of its and their heirs, assigns, representatives and agents shall be indemnified and held harmless by the Purchaser, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any misrepresentation or omission of a material fact, breach of warranty, or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement.

         9.4 Third-Party Claims. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "indemnitee") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "indemnitor") is, or may be required under this Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. the indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunction or other equitable remedies in respect of the indemnitee or its business; (ii) may result in liabilities which, taken with other then existing Claims under this Article IX, would not be fully indemnified hereunder; or (iii) may have a material adverse impact on the business or financial condition of the indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the indemnitee). The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability subject to this Article IX.

         Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor shall have the right to settle any Claim against it, subject to the prior written approval of the indemnitee, which approval shall not be unreasonably withheld.

         An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed, or is prohibited under this
Section 9.4 from employing, counsel in the defense of such action or Claim, or
(c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.

                                   ARTICLE 10.

                            MISCELLANEOUS PROVISIONS

         10.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by each Company, the Purchaser and the Seller.

         10.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         10.3. Certain Definitions.

               "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of records of beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

               "Authority" means any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether foreign, national, federal, state or local.

               "Claim" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

               "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

               "GAAP" means generally accepted accounting principles, applied on a consistent basis.

               "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

               "Material Adverse Change" means any development or change which has, had or would have a Material Adverse Effect.

               "Material Adverse Effect" means any circumstances, state of facts or matters which has, or might reasonably be expected to have, a material adverse effect in respect of Jet's or each Company's (as the case may be) business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects, based on Jet or each Company (as the case may be) taken as a whole.

               "Order" means any decree, consent decree, judgment, award, order, injunction, rule, consent of or by an Authority.

               "Person" means any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, Authority or natural person.

               "Proprietary Rights" means any patent, patent application, copyright, trademark, trade name, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

               "Regulation" means any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

               "Subsidiary" means any Person which the Purchaser or the Company, as the case may be, owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests.

         10.4. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, two business days after mailing first class certified mail with postage paid, or by overnight receipted courier service:

                  (a)      If to the Seller or the Company, to:

                                    Simon Chiang
                                    600 S.E. 10th Avenue
                                    Pompano Beach, Florida 33060

                           with a copy to:

                                    Norman B. Getson, Esquire
                                    2450 Hollywood Boulevard, Suite 501
                                    Hollywood, Florida 33022

or to such other person or address as the Seller or any Company shall furnish by notice to the Purchaser in writing.

                  (b)      If to the Purchaser to:

                                    Joseph Nelson, President
                                    Jet Aviation Trading, Inc.
                                    15675 N.W. 15th Avenue
                                    Miami, Florida 33169

                           with a copy to:

                                    Leonard H. Bloom, Esquire
                                    Shapo, Freedman & Bloom, P.A.
                                    200 South Biscayne Boulevard, Suite 4750
                                    Miami, Florida 33131

or to such other person or address as the Purchaser shall furnish by notice to the Seller in writing.

         10.5. Waiver of Compliance; Consents. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a wavier of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         10.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to any wholly-owned Subsidiary, and may grant Liens or security interests in respect of its rights and interests hereunder, without the prior approval of the Seller.

         10.7. Governing Law. The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

         10.8. Consent to Jurisdiction; Service of Process. Each Company and the Seller hereby irrevocably submit to the jurisdiction of the state or federal courts located in Dade County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         10.9. Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         10.10. Headings. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

         10.11. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

         10.12. Construction. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         10.13. Dealings in Good Faith; Best Efforts. Each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all further steps as are reasonably necessary to implement the provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

         10.14. Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         10.15. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afford to any party, shall be cumulative and not alternative.

         10.16. Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.17. Expenses. All fees, costs and expenses (including, without limitation, legal, auditing and accounting gees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

         10.18. Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred with respect to trials, appeals and collection.

         10.19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                           PURCHASER:

                                           JET AVIATION TRADING, INC., A
                                           Florida corporation


                                           By:    /s/ Joseph Nelson
                                                  ---------------------------
                                           Name:  Joseph Nelson
                                                  ---------------------------
                                           Title: President
                                                  ---------------------------


                                           SELLER:

                                              /s/ Sheng Kuang Chiang
                                           ----------------------------------
                                           SHENG KUANG CHIANG, a/k/a
                                           SIMON CHIANG


                                              /s/ Bing Ju Chiang
                                           ----------------------------------
                                           BING JU CHIANG a/k/a ANN CHIANG

                                           COMPANY:

                                           PASCO INTERNATIONAL AVIATION
                                           CORP., a Florida corporation


                                           By:    /s/ Bing Ju Chiang
                                                  ---------------------------
                                           Name:  Bing Ju Chiang
                                                  ---------------------------
                                           Title: President
                                                  ---------------------------

                                           PASCO INTERNATIONAL AVIATION
                                           CORPORATION LIMITED, a Hong Kong
                                           corporation

                                           By:    /s/ Sheng Kuang Chiang
                                                  ---------------------------
                                           Name:  Sheng Kuang Chiang
                                                  ---------------------------
                                           Title: Managing Director
                                                  ---------------------------


                                           PASCO FINANCIAL SERVICES LIMITED,
                                           a Hong Kong corporation

                                           By:    /s/ Sheng Kuang Chiang
                                                  ---------------------------
                                           Name:  Sheng Kuang Chiang
                                                  ---------------------------
                                           Title: Managing Director
                                                  ---------------------------


                                           AERO-LINK FLIGHT SYSTEMS LIMITED,
                                           a Hong Kong corporation

                                           By:    /s/ Sheng Kuang Chiang
                                                  ---------------------------
                                           Name:  Sheng Kuang Chiang
                                                  ---------------------------
                                           Title: Managing Director
                                                  ---------------------------